Exhibit 1
Agreement of Joint Filing
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Camden Learning Corporation and further agree that this Agreement of Joint Filing be included as an Exhibit to such joint filing.
     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Agreement of Joint Filing this 14th day of February, 2008.

Camden Learning, LLC				Camden Partners Strategic III, LLC

By:	Camden Partners Strategic III, LLC its sole general partner			By:	Camden Partners Strategic Manager, LLC,
its sole manager

	By:	Camden Partners Strategic Manager,			By:	/s/ Donald W. Hughes

		LLC, its sole manager			Name:	Donald W. Hughes
					Title:	Managing Member

		By:	/s/ Donald W. Hughes

		Name:	Donald W. Hughes
		Title:	Managing Member

Camden Partners Strategic Fund III, L.P.				Camden Partners Strategic Manager, LLC

By:	Camden Partners Strategic III, LLC its sole general partner			By:	/s/ Donald W. Hughes

				Name:	Donald W. Hughes
	By:	Camden Partners Strategic Manager,		Title:	Managing Member
LLC, its sole manager

		By:	/s/ Donald W. Hughes	/s/ Donald W. Hughes

		Name:	Donald W. Hughes	Donald W. Hughes, as Attorney-in-Fact for
		Title:	Managing Member	David L. Warnock

Camden Partners Strategic Fund III-A, L.P.
/s/ Donald W. Hughes

By:	Camden Partners Strategic III, LLC, its sole			Donald W. Hughes
general partner

	By:	Camden Partners Strategic		/s/ Donald W. Hughes

		Manager, LLC, its sole manager		Donald W. Hughes, as Attorney-in-Fact for
Richard M. Johnston

		By:	/s/ Donald W. Hughes	/s/ Donald W. Hughes

		Name:	Donald W. Hughes	Donald W. Hughes, as Attorney-in-Fact for
		Title:	Managing Member	Richard M. Berkley